UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

AMERILITHIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-1604254
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

871 Coronado Center Drive, Suite 200

Henderson, NV 89052

 (Address of principal executive offices)

(702) 583-7790

(Registrant’s telephone number, including area code)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On January 7, 2013, the board of directors of Amerilithium Corp. (the “Company”) dismissed Thomas J. Harris, Certified Public Accountant (“Harris”), as the Company’s independent registered public accounting firm.

Harris’s report on the financial statements for the fiscal years ended December 31, 2011 and 2010, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern.  During the fiscal years ended December 31, 2011 and 2010, and through January 7, 2013, there were no disagreements with Harris on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Harris, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements for such year.  During the fiscal years ended December 31, 2011 and 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the above disclosures to Harris and requested Harris to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Harris agrees with the above disclosures.  A copy of Harris’s letter, dated January 16, 2013, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

On January 7, 2013, the board of directors of the Company approved the engagement of De Joya Griffith, Certified Public Accountants and Consultants (“De Joya Griffith”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended December 31, 2012, and the subsequent interim period prior to the engagement of De Joya Griffith, the Company has not consulted De Joya Griffith regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of Thomas J. Harris, Certified Public Accountant, dated January 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERILITHIUM CORP.

January 17, 2013	By:	/s/ Matthew Worrall
Name: Matthew Worrall
Title: Chief Executive Officer